Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

DATED AS OF OCTOBER 2, 2009

BY AND BETWEEN

SELECT COMFORT CORPORATION

AND

STERLING SC INVESTOR, LLC

i

	a.	Form D and Blue Sky; Other Filings	16

	b.	Material Nonpublic Information	16

	c.	Listing	17

	d.	Preemptive Rights	17

	e.	Backstop of Rights Offering	18

	f.	Confidentiality Of Evaluation Material Produced to the Investor; Standstill	18

5.	TRANSFER AGENT		20

6.	TERMINATION		21

	a.	Termination	21

	b.	Effect of Termination	21

7.	MISCELLANEOUS		21

	a.	Governing Law; Jurisdiction; Jury Trial	21

	b.	Counterparts	22

	c.	Headings	23

	d.	Severability	23

	e.	Entire Agreement	23

	f.	Notices	23

	g.	Successors and Assigns	25

	h.	No Third Party Beneficiaries	25

	i.	Survival	25

	j.	Further Assurances	25

	k.	Placement Agent	25

	l.	No Strict Construction	25

	m.	Specific Performance	25

	n.	Confidentiality	26

	o.	Interpretative Matters	26

ii

EXHIBITS

Exhibit A	-	Mutual Release

Exhibit B	-	Form of Warrant

Exhibit C	-	Form of Registration Rights Agreement

Exhibit D		Form of Guarantee

Exhibit E	-	Closing Notice

Exhibit F	-	Backstop Term Sheet

iii

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of October 2, 2009, by and between Select Comfort Corporation, a Minnesota corporation, with principal offices located at 9800 59th Avenue North, Minneapolis, MN 55442 (the “Company”), and Sterling SC Investor, LLC, a Delaware limited liability company (the “Investor”).  Capitalized terms used and not defined elsewhere in this Agreement have the respective meanings assigned to such terms in the Appendix hereto.

WHEREAS:

A.            On May 22, 2009, the Company and the Investor entered into a Securities Purchase Agreement (the “SPA”).

B.            Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Settlement, Mutual Termination and General Release, substantially in the form attached hereto as Exhibit A (the “Mutual Release”), pursuant to which each of the Company and the Investor has agreed to terminate the SPA and release the other from certain claims, upon terms and conditions set forth in the Mutual Release.

C.            The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

D.            The Investor desires to purchase from the Company, and the Company wishes to sell to the Investor, upon the terms and conditions stated in this Agreement, (i) 2,500,000 shares of the common stock, par value $.01 per share, of the Company (the “Common Stock”) (the shares of Common Stock purchased by the Investor hereunder being collectively referred to herein as the “Common Shares,” with the certificates representing the Common Shares being referred to as the “Share Certificates”), and (ii) a warrant, substantially in the form attached as Exhibit B, to acquire 2,000,000 shares of Common Stock (such warrant, together with any warrants or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated or modified and in effect from time to time, being referred to as the “Warrant”; the shares of Common Stock issuable upon exercise of the Warrant being referred to as the “Warrant Shares”; the Common Shares, the Warrant and the Warrant Shares being collectively referred to herein as the “Securities”).

E.             Each of the Board of Directors of the Company (the “Company Board”) and a committee of the Company Board composed solely of “disinterested directors” (as defined in Section 673 Subd. 1(d)(3) of the Minnesota Business Corporation Act (as amended, the “MBCA”)) (the “Committee”) has, by the vote of a requisite majority of the directors serving thereon, (i) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement with the Investor, and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the issuance of the Common Shares and the Warrant to the Investor.

F.             Contemporaneously with the execution and delivery of this Agreement, the Company is delivering to the Investor $1,750,000, by wire transfer of immediately available funds in accordance with the Investor’s wire transfer instructions, as reimbursement for the out-of-pocket expenses incurred by the Investor and its Affiliates in connection with this Agreement, the SPA and the transactions contemplated hereby.

G.            Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

H.            Contemporaneously with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Sterling Capital Partners III, L.P. is executing and delivering a guarantee, substantially in the form attached hereto as Exhibit D, in favor of the Company.

NOW THEREFORE, the Company and the Investor hereby agree as follows:

1.             PURCHASE AND SALE OF COMMON SHARES AND THE WARRANT.

a.             Purchase and Sale of Common Shares and the Warrant.

(i)            Investor Option.  At any time on or after the date of this Agreement but at or prior to 5:00 p.m., Chicago time, on June 30, 2010 (the “Investor Termination Date”), the Investor may elect (in the Investor’s sole discretion) to purchase from the Company the Common Shares and the Warrant, upon delivery of a written notice to the Company (an “Investor Closing Notice”), in the form attached hereto as Exhibit E, on such date as shall be set forth in the Closing Notice (the “Closing Date”), provided that the Closing Date shall be no less than five Business Days after the date of the Closing Notice. On the Closing Date, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company (the “Closing”), (i) 2,500,000 Common Shares (subject to adjustment as set forth in Section 1(d) below) at a purchase price of $4.00 per share, and (ii) the Warrant to purchase 2,000,000 Warrant Shares (subject to adjustment as set forth in Section 1(d) below and as set forth in the Warrant).  The aggregate purchase price (the “Purchase Price”) for the Common Shares and the Warrant at the Closing purchased by the Investor shall be Ten Million Dollars ($10,000,000).  The Closing shall occur at the offices of Oppenheimer Wolff & Donnelly LLP, 45 South Seventh Street, Minneapolis, Minnesota 55402, or at such other place as the Company and the Investor may collectively designate in writing.  The Investor’s right to deliver an Investor Closing Notice, and the Investor’s right to elect to purchase from the Company the Common Shares and the Warrant in accordance with this Section 1(a)(i), is not, and shall not be, subject to any condition, other than the delivery of the Investor Closing Notice and the payment of the Purchase Price as set forth in this Section 1(a)(i), and the Company shall be obligated to issue and deliver the Common Shares and the Warrant, and to close the Transactions, on the Closing Date regardless of any claim or allegation that the Investor has breached, or is in breach of any of its representations, covenants, or obligations under any of the Transaction Documents.

(ii)           Company Option.  In the event that at any time on or after the date of this Agreement but at or prior to 5:00 p.m., Chicago time, on March 31, 2010 (the “Company Termination Date”) the Company delivers to the Investor a certificate (a “Company Closing Certificate”) certifying that the Company and the Lenders have entered into a forbearance agreement under the Existing Credit Facility, and have agreed to an amendment to the Existing Credit Facility, upon terms and conditions approved in writing by the Investor (and the Investor hereby agrees that such approval shall not be unreasonably withheld, conditioned, or delayed), then a Closing shall occur at 10:00 a.m., Chicago time, on the fifth Business Day following the Company’s delivery of a Company Closing Certificate or such other date as the parties hereto collectively designate in writing (any such Closing, a “Company Triggered Closing”).  The Company’s right to deliver a Company Closing Certificate, and the Company’s right to cause a Company Triggered Closing to occur in accordance with this Section 1(a)(ii), is not, and shall not be, subject to any condition, other than the delivery of the Company Closing Certificate and the Company and the Lenders having entered into a forbearance agreement under the Existing Credit Facility, and having agreed to an amendment to the Existing Credit Facility, as described in this Section 1(a)(ii), in which case a Company Triggered Closing shall occur on the Closing Date regardless of any claim or allegation that the Company has breached, or is in breach of any of its representations, covenants, or obligations under any of the Transaction Documents.

b.             Company Closing Deliveries.  At the Closing, the Company shall deliver, or cause to be delivered, to the Investor each of the following:

(i)            One or more Share Certificates representing in the aggregate the number of Common Shares that the Investor is purchasing hereunder on the Closing Date, in each case duly executed on behalf of the Company and the transfer agent and registrar for the Common Stock and registered in the name of the Investor or its designee.

(ii)           The Warrant (in such denominations as the Investor shall request), duly executed on behalf of the Company.

c.             Investor Closing Deliveries.  At the Closing, the Investor shall deliver, or cause to be delivered, to the Company, the Purchase Price, by wire transfer of immediately available funds in accordance with the Company’s wire transfer instructions.

d.             Adjustment of Purchase Price and Number of Common Shares; Distributions; Purchase Rights.

(i)            Adjustment upon Subdivision or Combination of Common Stock.  If the Company at any time after the date of this Agreement but prior to, or on, the Closing Date, subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Purchase Price per Common Share immediately prior to such subdivision and the number of Common Shares issuable to the Investor at the Closing will be proportionately decreased and increased, respectively, and the number of Warrant Shares and the Warrant Exercise Price (as defined in the Warrant) immediately prior to such subdivision will be proportionately increased and decreased, respectively.  If the Company at any time after the date of this Agreement combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Purchase Price per Common Share immediately prior to such subdivision and the number of Common Shares issuable to the Investor at the Closing will be proportionately increased and decreased, respectively, and the number of Warrant Shares and the Warrant Exercise Price immediately prior to such subdivision will be proportionately decreased and increased, respectively.

(ii)           Distributions.  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including any dividend or other distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction), other than any Rights Offering with respect to which the Company has complied with Section 1(d)(vi)(B) of this Agreement (a “Distribution”), at any time after the date of this Agreement but prior to, or on, the Closing Date, then, in each such case, the Investor shall be entitled to receive such Distribution, and the Company shall make such Distribution to the Investor, exactly as if the Company had (A) issued to the Investor, and the Investor had purchased from the Company, the Common Shares (and, as a result, had held all of the Common Shares and the Warrant), and (B) exercised the Warrant in full (and, as a result, had held all of the Warrant Shares that the Investor would have received upon such exercise), immediately prior to the record date for such Distribution, or if there is no record therefor, immediately prior to the effective date of such Distribution (but without the Investor’s actually having to consummate the Closing and purchase the Common Shares and the Warrant, or exercise the Warrant).

(iii)          Purchase Rights.  If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of its capital stock, other than any Rights Offering with respect to which the Company has complied with Section 1(d)(vi)(B) of this Agreement (the “Purchase Rights”), at any time after the date of this Agreement but prior to, or on, the Closing Date, then the Investor will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the Investor could have acquired if the Investor had (A) held the Common Shares upon consummation of the Closing, and (B) held the number of Warrant Shares acquirable upon complete exercise of the Warrant, immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided, however, that the Investor will not be entitled to acquire Purchase Rights pursuant to this Section 1(d)(iii) for grants of equity or rights to acquire equity pursuant to Company Stock Award Plans.

(iv)          Organic Change.  At any time after the date of this Agreement but prior to, or on, the Closing Date, and prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance satisfactory to the Investor) to deliver to the Investor shares of common stock and a warrant of the Acquiring Entity (in the case of the warrant, evidenced by a written instrument substantially similar in form and substance to the Warrant and satisfactory to the Investor), and reflecting the terms of such consolidation, merger or sale. At any time after the date of this Agreement but prior to, or on, the Closing Date, and prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Investor) to ensure that the Investor will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Common Shares and the Warrant, such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock that would have been acquirable and receivable pursuant to the Agreement and upon the exercise of the Warrant as of the date of such Organic Change.

(v)           Certain Events.  If any event occurs of the type contemplated by the provisions of this Section 1(d) but not expressly provided for by such provisions, other than the grant, sale or issuance of rights to purchase or subscription rights in any Rights Offering with respect to which the Company has complied with Section 1(d)(vi)(B) of this Agreement, then the Company Board will make an appropriate adjustment in the Purchase Price per Common Share and the number of Common Shares issuable to the Investor at the Closing, and the number of Warrant Shares and the Warrant Exercise Price; provided that no such adjustment will decrease the number of Common Shares issuable to the Investor at the Closing or the number of Warrant Shares issuable upon exercise of the Warrant, or increase the Purchase Price per Common Share or Warrant Exercise Price, as otherwise determined pursuant to this Section 1(d).

(vi)          Notices.

(A)          As soon as reasonably practicable, but in no event later than ten (10) Business Days prior to any adjustment of the Purchase Price per Common Share or the number of Common Shares issuable to the Investor pursuant to this Agreement, or any adjustment of the Warrant Exercise Price or the number of Warrant Shares issuable to the Investor upon exercise of the Warrant, the Company will give written notice thereof to the Investor, setting forth in reasonable detail, and certifying, the calculation of such adjustment; provided, however, that neither the timing of giving any such notice nor any failure by the Company to give such a notice shall effect any such adjustment or the effective date thereof.

(B)           The Company will give written notice to the Investor at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock, including any Rights Offering, or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Investor.

(C)           The Company will also give written notice to the Investor at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Investor.

2.             INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants as of the date of this Agreement to the Company that:

a.             Investment Purpose.  The Investor (i) is acquiring the Common Shares and the Warrant purchased by the Investor hereunder, and (ii) upon exercise of the Warrant issued to the Investor, will acquire the Warrant Shares issuable upon such exercise thereof, for the Investor’s own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from the registration requirements of, the 1933 Act; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b.             Accredited Investor Status.  The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

c.             Reliance on Exemptions.  The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

d.             Information.  The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Investor.  The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Sections 3 and 7(k) below or contained in any of the other Transaction Documents.  The Investor understands that its investment in the Securities involves a high degree of risk.  The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

e.             No Governmental Review.  The Investor understands that no Governmental Entity has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

f.              Restrictions on Transfer or Resale.  Subject to the terms and conditions of the Registration Rights Agreement, the Investor understands and agrees that: (i) the Securities have not been and are not being registered under the 1933 Act or any other Securities Laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder only pursuant to an effective registration statement under, and in compliance with the requirements of, the 1933 Act, (B) the Investor shall have delivered to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company’s transfer agent, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Investor provides the Company with reasonable written assurance (in the form of seller and broker representation letters) that such Securities have been or are being sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) (“Rule 144”), or can be sold without limitation pursuant to Rule 144 (whether or not subject to any current public information requirement thereunder); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or any other securities laws; (iii) other than pursuant to the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any other Securities Laws.  Notwithstanding the foregoing, the Company acknowledges and agrees that the Securities held by the Investor may be pledged by the Investor or its transferees (each, including the Investor, a “Covered Investor”) in connection with a bona fide margin account or bona fide financing agreement secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Covered Investor effecting any such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Covered Investor.

g.             Legends.  The Investor understands that, except as set forth below, the Share Certificates and the stock certificates representing the Warrant Shares shall bear a restrictive legend in the following form (the “1933 Act Legend”) (and a stop-transfer order may be placed against transfer of such certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR

APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR BONA FIDE FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate or instrument, as applicable, without the 1933 Act Legend to the holder of the Securities upon which it is stamped, (or, in the case of any Warrant Shares being acquired upon exercise of a Warrant, the Company shall issue the certificate representing such Warrant Shares without the 1933 Act Legend), if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in form and substance reasonably satisfactory to the Company’s transfer agent, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, (iii) such holder provides the Company reasonable written assurances (in the form of seller and broker representation letters) that the Securities have been or are being sold pursuant to Rule 144 or can be sold without limitation pursuant to Rule 144 (whether or not subject to a current public information requirement thereunder), (iv) with respect to any of the Common Shares or Warrant Shares acquired pursuant to a Cashless Exercise (as defined in the Warrant) of the Warrant, such holder certifies, on or after the date that is six (6) months after the Closing Date, that such holder is not an “affiliate” of the Company (as defined in Rule 144), or (v) with respect to any Warrant Shares acquired other than pursuant to a cashless exercise of the Warrant, such holder certifies, on or after the date that is six (6) months after the Deemed Delivery Date (as defined in the Warrant) of such Warrant Shares, that such holder is not an “affiliate” of the Company.  The Company shall be responsible for the fees of its transfer agent and all of The Depository Trust Company (the “DTC”) fees associated with the issuance of the Securities to the Investor and any legend removal in accordance herewith.  At such time as a legend is no longer required for certain Common Shares or Warrant Shares, the Company will no later than three (3) trading days following the delivery by the Investor to the Company or its transfer agent (with notice to the Company) of a legended certificate representing such Common Shares or Warrant Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), deliver or cause to be delivered to the Investor or the transferee of the Investor, as applicable, a certificate representing such Common Shares or Warrant Shares that is free from all restrictive and other legends. Certificates for Common Shares or Warrant Shares subject to legend removal hereunder may be transmitted by the Company’s transfer agent to the Investor by crediting the account of the Investor’s prime broker with DTC.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Securities.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 2(g) will be inadequate and agrees that, in the event of a breach or threatened breach of this Section 2(g), such holder shall be entitled, in addition to all other available remedies, to an injunctive order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

h.             Authorization; Enforcement; Validity.  There is no agreement to which either the Investor or Sterling Capital Partners III, L.P. is a party with an existing shareholder of the Company regarding any equity interest in the Investor other than as has been publicly disclosed prior to the date of this Agreement.  The Investor is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to purchase the Securities pursuant to this Agreement.  Each of this Agreement and the other Transaction Documents to which the Investor is a party has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms.  Each of the Registration Rights Agreement and the other Transaction Documents to be entered into and executed by the Investor in connection with the Transactions as of the Closing will have been duly and validly authorized, executed and delivered on behalf of the Investor as of the Closing and will constitute a valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms.

i.              Residency.  The Investor is a limited liability company organized under the laws of the State of Delaware.

j.              No Other Agreements.  From August 27, 2009 through and including the date of this Agreement, neither Investor nor any of its Affiliates has entered into any agreement with any Person that, as of the date of this Agreement, is a shareholder of the Company with respect to any right to any interest in any of the Securities.  If, at any time after the date of this Agreement but on or prior to the Closing Date, Investor or any of its Affiliates enters into any such agreement with any Person that, as of the date of this Agreement, is a shareholder of the Company, Investor will promptly notify the Company thereof.

k.             Prior Transactions.  During the period commencing on February 9, 2009 and ending on the Business Day immediately prior to the date of this Agreement (the “Pre-Signing Period”), the Investor did not purchase or sell any shares of Common Stock.  Without limiting the foregoing, during the Pre-Signing Period, the Investor did not engage in any transaction constituting a “short sale” (as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “1934 Act”)) of shares of Common Stock or establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock.

l.              Available Funds.  The Investor has, or will have sufficient funds in its possession to permit the Investor to acquire and pay for the Securities being purchased by the Investor and to perform it obligations under the Transaction Documents.

m.            No General Solicitation.  The Investor did not learn of the investment in the Common Shares and the Warrant as a result of any public advertising or general solicitation.

n.             Brokers and Finders.  Other than as contemplated in this Agreement, no Person will have, as a result of the transaction contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or any Subsidiary for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants as of the date of this Agreement and, as of the Closing Date solely with respect to Sections 3(a), 3(b), 3(d), 3(e)(i), 3(e)(ii), and 3(f), to the Investor that:

a.             Organization and Qualification; Subsidiaries.  Each of the Company and the Subsidiaries is a corporation, limited liability company, partnership or other entity and is duly organized or formed and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted by the Company and the Subsidiaries.

b.             Authority; Authorization; Enforcement; Validity.

(i)            The Company and each of the Subsidiaries has the requisite corporate, partnership or limited liability company power and authority to enter into and perform its obligations under this Agreement, including the issuance of the Securities, and under each of the other Transaction Documents and to consummate the Transactions.

(ii)           The execution and delivery of the Transaction Documents by the Company and the applicable Subsidiaries and the consummation by the Company and the Subsidiaries of the Transactions, including the reservation for issuance and the issuance of the Common Shares, the Warrant and the Warrant Shares issuable upon exercise of the Warrant, have been duly authorized by each of the Company Board, the Committee and each of the Subsidiaries’ respective boards of directors, and no further consent or authorization is required by or of the Company, any of the Subsidiaries or any of the Company Board (or any committee thereof, including the Committee) or the shareholders, any of the Subsidiaries’ boards of directors, other equityholders or holders of beneficial interests of the Company.  Without limiting the foregoing, each of the Company Board and the Committee has, by the vote of a requisite majority of the directors serving thereon, (A) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement with the Investor, (B) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the issuance of the Common Shares and the Warrant to the Investor, and (C) approved the Transactions for purposes of Section 673 of the MBCA, including the Investor potentially becoming an “interested shareholder,” as defined in Section 011 Subd. 49 of the MBCA, pursuant to the Rights Offering or otherwise, subject to the limitations set forth in Section 4(f)(iii) of this Agreement.

(iii)                               This Agreement and the other Transaction Documents dated on or prior to the date of this Agreement, have been duly executed and delivered by the Company and, to the extent applicable, by the Subsidiaries, and constitute the valid and binding obligations of the Company and the Subsidiaries that are party thereto, enforceable against the Company and the Subsidiaries, as applicable, in accordance with their respective terms.  As of the Closing, the Warrant and any other Transaction Documents dated after the date of this Agreement and on or prior to the date of the Closing shall have been duly executed and delivered by the Company and shall constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

c.                                       Capitalization.  The authorized Capital Stock of the Company consists of:

(i)                                     5,000,000 shares of Preferred Stock, of which no shares are issued or outstanding; and

(ii)                                  142,500,000 shares of Common Stock, of which:

(A)                              45,583,724 shares are issued and outstanding as of the date of this Agreement; and

(B)                                6,488,575 shares are reserved for issuance pursuant to the Company’s stock option, restricted stock and employee stock purchase plans described on Schedule 3(c)(ii)(B) (the “Company Stock Award Plans”), including no more than 5,546,821 shares issuable pursuant to outstanding awards under the Company Stock Award Plans as of the date of this Agreement.

No shares of Common Stock or Preferred Stock are reserved for issuance under any plan, agreement or arrangement, other than shares of Common Stock reserved for issuance under the Company Stock Award Plans; and except as described in the foregoing provisions of this Section 3(c) or as described in Section 3(d), there are no shares of Capital Stock, Options, Convertible Securities or other equity securities of the Company authorized, issued or outstanding.  All of the outstanding or issuable shares of Capital Stock of the Company have been duly authorized and have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable.

Except as set forth on Schedule 3(c):

(1)                                  no shares of the Capital Stock of the Company or any of the Subsidiaries are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company or any of the Subsidiaries;

(2)                                  there are no outstanding Options, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company or any of the Subsidiaries, or Contracts by which the Company or any of the Subsidiaries is or may become bound to issue additional shares of Capital Stock of the Company or any of the Subsidiaries or Options,

calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company or any of the Subsidiaries;

(3)                                  there are no agreements or arrangements under which the Company or any of the Subsidiaries is obligated to register the sale of any of its securities under the 1933 Act;

(4)                                  there are no outstanding securities or instruments of the Company or any of the Subsidiaries that contain any redemption or similar provisions, and there are no Contracts by which the Company or any of the Subsidiaries is or may become bound to redeem a security of the Company or any of the Subsidiaries, and there are no other shareholder agreements or similar agreements to which the Company, any of the Subsidiaries or, to the Company’s Knowledge, any holder of the Company’s Capital Stock is a party;

(5)                                  there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Securities;

(6)                                  the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and

The Company has furnished to the Investor true and correct copies of:

(W)                           the Third Restated Articles of Incorporation of the Company, as amended and in effect as of the date of this Agreement;

(X)                               the Restated Bylaws of the Company, as amended and in effect as of the date of this Agreement;

(Y)                                the organizational documents of each of the Subsidiaries, as amended and in effect; and

(Z)                                all documents and instruments containing the terms of all securities, if any, that, directly or indirectly, are convertible into, or exercisable or exchangeable for, Common Stock, and the material rights of the holders thereof in respect thereto.

d.                                      Issuance of Securities.  The Securities are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free from Taxes and Liens with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  At least 2,500,000 shares of Common Stock have been duly authorized and reserved for issuance of the Common Shares upon consummation of the Closing, and at least 2,000,000 additional shares of Common Stock have been duly authorized and reserved for issuance upon exercise of the Warrant.  At Closing, the Common Shares and, upon exercise in accordance with the Warrant, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all Taxes and Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common

Stock.  Assuming the accuracy of the representations and warranties of the Investor set forth in Sections 2(a), 2(b), 2(c), 2(d), 2(e), 2(g), 2(i) and 2(m), the issuance by the Company of the Securities is exempt from registration under the 1933 Act and any other applicable Securities Laws.

e.                                       No Conflicts.  The execution and delivery of this Agreement and the other Transaction Documents by the Company and each of the Subsidiaries that is a party thereto, the performance by the Company and each of such Subsidiaries of its respective obligations hereunder and thereunder and the consummation by the Company of the Transactions (including the reservation for issuance and issuance of the Common Shares and the Warrant and the reservation for issuance and issuance of the Warrant Shares) will not:

(i)                                     result in a violation of the certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing documents, as applicable, of the Company or any of the Subsidiaries;

(ii)                                  conflict with, or constitute a breach or default (or an event which, with the giving of notice or passage of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any material agreement, indenture or instrument to which the Company or any Subsidiary is a party; or

(iii)                               result in a violation of any Law, rule, regulation, order, judgment or decree (including Securities Laws and the rules and regulations of the NASDAQ Global Select Market (the “Principal Market;” provided however, that, if at any time after the date of this Agreement the principal national stock exchange or trading market for Common Stock is other than the NASDAQ Global Select Market, the term “Principal Market” shall at such time mean such other national stock exchange or trading market) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected.

f.                                         Required Filings and Consents.  The execution, delivery and performance of this Agreement by the Company and the Subsidiaries, as applicable, and the consummation by the Company and the Subsidiaries, as applicable, of the Transactions, including the reservation for issuance and the issuance of the Common Shares, the Warrant and the Warrant Shares issuable upon exercise of the Warrant, do not and will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or any other Person, which if not obtained would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, except as specifically contemplated by Section 4(a) hereof.

g.                                      SEC Documents; Financial Statements.

(i)                                     Since December 31, 2006, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act.  All of the foregoing items filed with the SEC (but not those items that merely were furnished to the SEC) prior to the date this representation is made but after December 30, 2007, together with any filings made by the Company with the SEC pursuant to the 1933 Act since December 30, 2007, are referred to herein as the “SEC Documents.”  The Company’s consolidated balance sheet as of July 4, 2009, as included in the Company’s quarterly report on Form 10-Q for the period then ended, as filed with the SEC on August 7, 2009 (the “Most Recent 10-Q”), is referred to herein as the “Most Recent Balance Sheet.” Each of the SEC Documents was filed with the SEC via the SEC’s EDGAR system within the time frames prescribed by the SEC for the filing of such SEC Documents such that each filing was timely filed with the SEC.  As of their respective dates, the SEC Documents complied in all material respects with the Securities Laws.  None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Since the filing of each of the SEC Documents, no event has occurred that would require an amendment or supplement to any such SEC Document and as to which such an amendment or supplement has not been filed and made publicly available on the SEC’s EDGAR system no less than five Business Days prior to the date this representation is made.  The Company has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff.

(ii)                                  As of their respective filing dates, the consolidated financial statements of the Company and the Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the Securities Laws with respect thereto.  Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (A) as may be otherwise indicated in such financial statements or the notes thereto, or (B) in the case of unaudited interim statements, to the extent they may exclude footnotes as permitted under SEC rules) and fairly present in all material respects the financial position of the Company and the Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material individually or in the aggregate).

(iii)                               The Company is not required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to, and in effect on, the date of this Agreement and to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to its reports filed or made with the SEC under the 1934 Act.

(iv)                              There is no material transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the 1934 Act that has not been so disclosed in the SEC Documents at least five Business Days prior to the date of this Agreement.

(v)                                 Since December 31, 2006, there have been no internal or SEC inquiries or investigations (formal or informal) regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of any executive officer, board of directors or any committee thereof of the Company or any of the Subsidiaries.

(vi)                              The Company has never been a “shell company” (as defined in Rule 12b-2 under the 1934 Act).

h.                                      Principal Market.  The Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no Knowledge of any facts or circumstances which would reasonably lead to delisting or suspension, or termination of the trading of, the Common Stock by the Principal Market in the foreseeable future.

i.                                          Rights Agreement.  The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

j.                                          Absence of Certain Changes.  Since July 4, 2009, neither the Company nor any of the Subsidiaries has declared or paid any dividends or sold any assets outside of the ordinary course of business.  Since July 4, 2009, neither the Company nor any of the Subsidiaries has had any capital expenditures outside the ordinary course of its business.  Since July 4, 2009, other than the grant of options or restricted stock awards under existing Company Stock Award Plans in the aggregate of not more than 10,000 shares of Common Stock, neither the Company nor any of the Subsidiaries has had or made, as applicable, any (i) grant or provision of severance or termination payments or benefits to any director or officer of the Company or any Subsidiary or employee, independent contractor or consultant of the Company or any of the Subsidiaries, (ii) material increase in the compensation, perquisites or benefits payable to any director, officer, employee, independent contractor or consultant of the Company or any of the Subsidiaries, (iii) grant of equity or equity-based awards that may be settled in shares of Common Stock, Preferred Stock or any other securities of the Company or any Subsidiary or the value of which is linked directly or indirectly, in whole or in part, to the price or value of any shares of Common Stock, Preferred Stock or other securities of the Company or any Subsidiary, (iv) acceleration in the vesting or payment of compensation payable or benefits provided or to become payable or provided to any current or former director, officer, employee, independent contractor or consultant, (v) change in the terms of any outstanding Option with respect to any shares of the Company’s Common Stock or any other securities of the Company or (vi) establishment or adoption of any new arrangement that would be a Company Benefit Plan or termination or material amendment of any existing Company Benefit Plan (other than changes made in the ordinary course of business consistent with past practice or as may be necessary to comply with applicable Laws, in either case that do not materially increase the costs of any such Company Benefit Plans).

k.                                       Acknowledgment Regarding the Investor’s Purchase of Common Shares and the Warrant.  The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Company in connection with this Agreement and the other Transaction Documents and the Transactions.  The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of any party to this Agreement or any of the other Transaction Documents (or in any similar capacity) with respect to this Agreement and the other Transaction Documents and the Transactions, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the Transactions is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the decision of the Company to enter into the Transaction Documents has been based solely on the independent evaluation by such Person and its representatives.

l.                                          No General Solicitation.  Neither the Company nor any of its Affiliates, nor any Person acting on the behalf of any of the foregoing, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act), including advertisements, articles, notices, or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, in connection with the offer or sale of the Securities.

m.                                    No Integrated Offering.  Neither the Company nor any of its Affiliates, nor any Person acting on the behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act, or the shareholder approval requirements of the Principal Market, or any other regulatory or self-regulatory authority.

4.                                       AFFIRMATIVE COVENANTS.  Unless otherwise waived and consented to by the Investor:

a.                                       Form D and Blue Sky; Other Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Investor promptly after such filing.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable Securities Laws of the states of the United States following the Closing Date.  The Company further agrees to timely file a notification of Listing of Additional Shares with NASDAQ with respect to the Securities, and timely file a current report on Form 8-K with the SEC describing the terms of the Transactions, including the sale and issuance of the Securities to the Investor.

b.                                      Material Nonpublic Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, and except with the express written consent of the Investor and unless prior thereto the Investor shall have executed a written agreement regarding the confidentiality and use of such information, the Company and each Subsidiary shall instruct each of their respective officers, directors, employees and agents, not to, and the Investor shall not directly solicit the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents to provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries.

c.                                       Listing.  During the period commencing on the date of this Agreement and ending on the first date after the Closing on which the Investor and its Affiliates, in the aggregate, beneficially own less than 5% of the Common Stock (determined in accordance with Rule 13d-3 (as defined below)) (the period ending on such latest date, the “Reporting Period”), the Company shall use commercially reasonable efforts to promptly secure the listing of all of the Common Shares, and upon exercise of the Warrant, all of the Warrant Shares, upon each national securities exchange and automated quotation system, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all of the Common Shares and the Warrant Shares.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c).

d.                                      Preemptive Rights.  In case at any time on or before June 30, 2010, the Company shall sell or otherwise issue to any Person any Equity Securities (as defined below), other than any Exempted Issuances (as defined below), and so long as the Investor and its Affiliates, in the aggregate, beneficially own a number of shares of Common Stock representing greater than 5% of the Common Stock Deemed Outstanding (as defined below) as of such date, the Company shall offer to the Investor the right, at the same price as that paid, or to be paid by the other Person who participated or will participate in such sale or other issuance, to purchase the amount of such Equity Securities equal to the product of (x) the total amount of such Equity Securities sold or otherwise issued and (y) a fraction, the numerator of which is the number of Investor Shares (as defined below) immediately prior to such sale of Equity Securities and the denominator of which is the number of shares of Common Stock Deemed Outstanding immediately prior to the sale of Equity Securities.  Such offer shall be made by written notice (the “Preemptive Rights Notice”) of the Company to the Investor, which Preemptive Rights Notice may be delivered prior to, but in any event shall not be delivered any later than, five days after the date of the closing of such sale or other issuance of Equity Securities and shall set forth the Equity Securities sold or otherwise issued or to be sold or otherwise issued, the price per Equity Security at which such Equity Securities were sold or otherwise issued or will be sold or otherwise issued, and the number of Equity Securities which the Investor shall have the opportunity to purchase pursuant hereto.  The Investor shall be entitled for a period of 10 days after the date of the Preemptive Rights Notice to exercise its rights hereunder.  Such rights may only be exercised for all of the Equity Securities the Investor is entitled to purchase hereunder and shall be exercised by wire transfer of immediately available funds to an account designated by the Company (as set forth in the Preemptive Rights Notice) and the delivery to the Company of duly and properly executed originals of any documents reasonably required by the Company, all by the later of the expiration of such 10 day period and the closing date of such sale or other issuance of Equity Securities.  Any purchase of Equity Securities by the Investor pursuant hereto shall be made only of a whole number of Equity Securities, not of any fraction of Equity Securities, and any fraction shall be rounded up or down, as appropriate, to the nearest whole number.  For purposes hereof, “Common Stock Deemed Outstanding” as of any date shall mean the number of shares of Common Stock then actually issued and outstanding; “Equity Securities” means any equity securities of the Company, whether now or hereafter authorized, and any Options or Convertible Securities of the Company; “Exempted Issuances” means (A) issuances of Options of the Company, restricted stock grants or any other similar equity compensation arrangements pursuant to a Company Stock Award Plan approved by the Company Board for officers, employees or consultants of the Company or any Subsidiary (B)

issuances of any Equity Securities to any seller in connection with the acquisition by the Company or any of the Subsidiaries of a business, by purchase or other acquisition of stock or other equity interests, or by merger, consolidation or other business combination, or any sale of all or substantially all of the assets of such business, (C) issuances in connection with the subdivision of the Common Stock (including any split), any combination of the Common Stock (including any reverse split) or any other recapitalization, reorganization, reclassification or conversion of the Company, in each case in which the Investor Shares are treated in the same manner as all other outstanding shares of Common Stock, (D) issuances of any Equity Securities to any purchaser that requires complete acceptance of such purchaser’s terms and conditions, including the amount of Equity Securities to be purchased, within a period of time equal to or less than two (2) Business Days, and (E) issuances in connection with any Rights Offering (as defined below); and “Investor Shares” means, as of any time, the shares of Common Stock then beneficially held by the Investor and its Affiliates, and excluding any Warrant Shares.

e.                                       Backstop of Rights Offering.  The Company and the Investor acknowledge and agree that in the event that the Company desires to undertake and consummate a rights offering with respect to certain shares of the Common Stock (the “Rights Offering”), which determination shall be in the sole discretion of the Company’s Board, then the Company and Investor agree in good faith to use their commercially reasonable efforts to execute and deliver a Standby Purchase Agreement (the “Backstop Agreement”), (A) in substantial compliance with the terms and conditions set forth in that certain Term Sheet attached hereto as Exhibit F (the “Backstop Term Sheet”), and (B) otherwise in form and substance mutually satisfactory to the Investor and the Company, which Backstop Agreement shall set forth the terms and conditions upon which an Affiliate of the Investor shall provide a Backstop Commitment (as defined in the Backstop Term Sheet) in connection with the Rights Offering.

f.                                         Confidentiality Of Evaluation Material Produced to the Investor; Standstill.

(i)                                     Notwithstanding anything contained in this Agreement to the contrary, the Investor shall treat all “Confidential Information” (as defined in the Confidentiality, Non-disclosure and Standstill Agreement between the Parties dated February 9, 2009 (the “Confidentiality Agreement”)) provided by the Company to Investor under the Confidentiality Agreement, and all information provided by the Company to the Investor pursuant to the SPA, as Confidential Information in accordance with the terms below and the terms of Sections 2 and 3 of the Confidentiality Agreement, which terms are expressly incorporated herein.

(ii)                                  Within five (5) Business Days of the date hereof, Investor will return or destroy all information provided to it that, to its knowledge, constitutes Confidential Information, and will certify to the Company in writing that it has complied with the foregoing covenant; provided that the Investor may retain one copy of the Confidential Information for contingency purposes provided that such copy shall be segregated from the Investor’s normal business records and may only be accessed for the purpose of establishing compliance with this Agreement or in circumstances where this Agreement or the Transactions are the subject of litigation or otherwise with the prior written consent of the Company.  Furthermore, the Investor and its professional advisors may retain data or electronic records containing Confidential Information for the purposes of backup and data recovery so long as such data or records, to the extent not permanently deleted or overwritten in the ordinary course of business, are not accessible in the ordinary course of business and are not accessed or used except as required for backup or data recovery purposes.  Any Confidential Information retained by the Investor or its professional advisors in accordance with the provisions of this Section 4(f)(ii) shall remain subject to the confidentiality terms set forth in Section 4(f)(i) of this Agreement for so long as such Confidential Information is retained.

(iii)                               The Investor agrees that, unless specifically invited in writing to do so by the Company, for a period of two (2) years from the date of this Agreement, neither the Investor nor any person or entity directly or indirectly controlling the Investor or controlled by the Investor or under common control with the Investor (all such Persons and entities, together with the Investor, collectively, the “Sterling Group”) acting alone or as part of any group, will, or will encourage or assist others to, directly or indirectly: (i) acquire, offer or propose to acquire, or agree or seek to acquire by purchase or otherwise, directly or indirectly, ownership (including beneficial ownership (as defined in Rule 13d-3 under the 1934 Act (“Rule 13d-3”)) of any securities of, any direct or indirect rights with respect to or options to acquire any securities of, or instruments representing any bank or other debt of, Company or any Subsidiary or of any successor to, or person in control of, the Company or any Subsidiary, or any substantial part of the assets of the Company or any Subsidiary or divisions thereof or of any such successor or controlling person; provided, however, that the foregoing shall not limit or preclude the Investor or any other member of the Investor from acquiring, individually or in the aggregate, shares of Common Stock, or direct or indirect rights or options with respect thereto, so long as, upon such acquisition, the members of the Sterling Group own, beneficially or of record, less than 20% of the Common Stock (determined in accordance with Rule 13d-3); (ii) enter into any agreement or make any public announcement with respect to, or offer, propose or seek to enter into, or otherwise be involved in or part of, directly or indirectly, any acquisition transaction, recapitalization, restructuring, liquidation, dissolution, business combination or other similar transaction relating to all or part of the Company or any Subsidiary or all or any part of the assets of the Company or any Subsidiary or any of their respective businesses; (iii) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or consents to vote, or seek to advise or influence any person or entity with respect to the voting or consent of, any voting securities of the Company or any Subsidiary (other than in support of a proposal approved by the Company Board); (iv) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the 1934 Act), other than the Sterling Group, with respect to any voting securities of Company or any Subsidiary; (v) seek or propose, alone or in concert with others that are not members of the Sterling Group, to influence or control Company’s management or policies; (vi) initiate, directly or indirectly, any discussions, negotiations, arrangements or understandings with any other person with respect to any of the foregoing activities or propose any of such activities to any other person; (vii) advise, assist, knowingly encourage, act as a financing source for, or otherwise invest in, any other person in connection with any of the foregoing activities; or (viii) publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing.  The Investor also agrees that for a period of two (2) years from the date of this Agreement, neither the Investor nor any of its Affiliates will (x) request the Company or its advisors, directly or indirectly, to (A) amend or waive any provision of this section (including this sentence) or (B) otherwise consent to any action inconsistent with any provision of this section (including this sentence), or (y) take any initiative with respect to the Company or any Subsidiary which could require the Company to make a public announcement regarding: (A) such initiative, (B) any of the activities referred to in this section, or (C) the possibility of the Investor or any other person acquiring control of the Company, whether by means of a business combination or otherwise, or make any public announcement with respect thereto; provided, however, that nothing contained in this Section 4(f)(iii) shall (I) limit the ability of any member of the Sterling Group to vote its voting securities on any matter submitted to a vote of the shareholders of Company or announce its opposition to any proposals approved by the Company Board, (II) limit the ability of any person, including any designee, representative or affiliate of the Investor, to exercise its rights as a member of the Company Board or any committee thereof while serving as a member of the Company Board or any committee thereof, (III) limit the ability of the Sterling Group or any member thereof to issue any communication contemplated by Rule 14a-1(l)(2)(iv) stating how it intends to vote and the reasons therefore with respect to any extraordinary transaction of any kind or nature between the Company and any third party unaffiliated with the Sterling Group, (IV) limit the ability of the Sterling Group to file a Schedule 13D, 13G or any amendment thereto as required by law or to make other securities or tax filings as required by law so long as no member of the Sterling Group enters into any contract, arrangement, understanding or relationship (legal or otherwise) with respect to the Company’s securities, or otherwise take any action, in violation of this Section 4(f)(iii), or (V) limit the ability of any member of the Sterling Group to transfer any shares of Common Stock of the Company or direct or indirect rights or options to acquire any shares of Common Stock to any other member of the Sterling Group.

5.                                       TRANSFER AGENT.  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or, provided that such transfer agent is a participant in the DTC Fast Automated Securities Transfer Program, credit shares to the applicable balance accounts at DTC, registered in the name of the Investor or its respective nominee(s), for any Warrant Shares issued upon exercise of the Warrant, as provided in the Warrant.  The Company warrants that no other instruction other than the foregoing and any legal opinion, written assurances or certification pursuant to Section 2(g) hereof, as the case may be, as by such transfer agent, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement.  If the Investor effects a sale, assignment or transfer of the Securities in accordance with Sections 2(f) and 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more Share Certificates or other certificates or, provided that such transfer agent is a participant in the DTC Fast Automated Securities Transfer Program, credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Investor to effect such sale, transfer or assignment.  In the event that such sale, assignment or transfer involves Common Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Investor, assignee or transferee, as the case may be, without any restrictive legend.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor.

Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.  Neither the Company, nor any Person acting for the Company’s benefit, shall deliver any instructions to the Company’s transfer agent that are inconsistent with the foregoing.

6.                                       TERMINATION.

a.                                       Termination.  In the event that as of 5:00 p.m., Chicago time, on June 30, 2010 (the “Outside Date”), (i) the Company has not delivered a Company Closing Certificate on or prior to the Company Termination Date, and (ii) the Investor has not delivered an Investor Closing Notice on or prior to the Investor Termination Date, then this Agreement shall terminate as of 5:00 p.m., Chicago time, on the Outside Date, and the sale and purchase of the Securities shall be abandoned automatically and without any further action or notice.

b.                                      Effect of Termination.  If this Agreement terminates pursuant to this Section 6, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any of their respective former, current, or future general or limited partners, shareholders, managers, members, directors, officers, Affiliates or agents), except that the provisions of this Section 6(b) and Section 7 will survive any termination of this Agreement; provided, however, that nothing herein shall relieve either party from any liabilities for damages incurred or suffered by the other party as a result of any breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Agreement that has caused, or would reasonably be expected to cause, any of the conditions set for in Sections (1)(b) or 1(c) not to be satisfied in a timely manner.

7.                                       MISCELLANEOUS.

a.                                       Governing Law; Jurisdiction; Jury Trial.

(i)                                     All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(ii)                                  Each of the parties hereto irrevocably agrees that any litigation or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the state or federal courts for the State of Delaware.  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court or tribunal other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder, (A) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 7(a)(ii), (B) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by the applicable Law, any claim that (I) the suit, action or proceeding in such court is brought in an inconvenient forum, (II) the venue of such suit, action or proceeding is improper or (III) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7(f) or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof.

(iii)                               EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, CONTROVERSY OR OTHER LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(a)(iii).

b.                                      Counterparts.  This Agreement and any amendments hereto may be executed and delivered in two or more identical counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  This Agreement shall become effective and binding upon each party hereto when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.  At the request of any party each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party.  No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

c.                                       Headings.  The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the meaning or interpretation of, this Agreement.

d.                                      Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e.                                       Entire Agreement.  This Agreement supersedes all prior oral or written agreements between the Investor, the Company, the Subsidiaries, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Company makes any representation, warranty, covenant or undertaking with respect to such matters.

f.                                         Notices.  Any notice, consent, waiver, request, instruction or other communication required or permitted to be given under the terms of this Agreement shall be in writing and will be deemed to have been duly given:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Select Comfort Corporation

9800 59th Avenue North

Minneapolis, Minnesota 55442

Attention:   William McLaughlin

Facsimile:   (763) 551-6888

and

Select Comfort Corporation

9800 59th Avenue North

Minneapolis, Minnesota 55442

Attention:   Mark Kimball

Facsimile:   (763) 551-6888

With a copy to (which shall not constitute notice):

Oppenheimer Wolff Donnelly LLP

Plaza VII, Suite 3300

45 South Seventh Street

Minneapolis, Minnesota 55402-1609

Attention:   Thomas R. Marek

Facsimile:   (612) 607-7100

If to the Investor:

Sterling SC Investor, LLC

1033 Skokie Boulevard

Suite 600

Northbrook, Illinois 60062

Attention:   Office of General Counsel

Facsimile:   (847) 480-0199

With a copy to (which shall not constitute notice):

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, Illinois 60661-3693

Attention:   Saul E. Rudo

Facsimile:   (312) 902-1061

or, in the case of any party named above, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

g.                                      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including any purchasers of the Securities.  The Investor shall not directly or indirectly assign, sell, delegate or otherwise transfer (by operation of law or otherwise, including by merger, reorganization, reclassification, consolidation or similar transaction) this Agreement or any rights or obligations hereunder without the prior written consent of the Company.  Any assignment or transfer in violation of this section shall be void.

h.                                      No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

i.                                          Survival.  The representations and warranties of the Investor and the Company shall survive the Closing for a period of 12 months; provided, however, that the representations and warranties of the Company set forth in Sections 3(a), 3(b), 3(c) and 3(d) shall survive indefinitely.  Neither the period of survival nor the liability of the Company with respect to the Company’s representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Investor.  If written notice of a claim has been given prior to the expiration of the applicable representation and warranty of the Company, then the relevant representation or warranty shall survive as to such claim, until such claim has been finally resolved.  The agreements and covenants set forth in Sections 4 and 7 shall survive the Closing.

j.                                          Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Transactions.

k.                                       Placement Agent.  The Company represents and warrants to the Investor that it has not engaged any placement agent, broker or financial advisor in connection with the sale of the Common Shares, except for Piper Jaffray & Co. (“Piper”).  The Company shall be responsible for the payment of any placement agent’s fees or broker’s commissions, including any fees or commissions of Piper.  The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for any such payment.

l.                                          No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

m.                                    Specific Performance.  The parties to this Agreement agree that irreparable damage would occur and that the parties to this Agreement would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Company, on the one hand, and the Investor, on the other hand, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in the State of

Delaware, in each case without the necessity of posting bond or other security or showing actual damages, and this being in addition to any other remedy to which they are entitled at law or in equity.

n.                                      Confidentiality.  Each of the parties acknowledges, agrees and covenants to keep strictly confidential, and shall not disclose, or allow or permit any other Person to disclose, any information provided by any other party hereto pursuant to this Agreement or any of the other Transaction Documents, including any notices provided hereunder; provided that a party may disclose such information to its officers, directors, employees, partners, members, managers, equityholders, advisors and agents who agree to be bound by the confidentiality obligation set forth in this Section 7(n).  Each party hereto shall take all actions reasonably necessary to ensure that such information remains confidential in accordance with the terms of this Agreement and the other Transaction Documents.

o.                                      Interpretative Matters.  Unless the context otherwise requires, (i) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (v) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

*  *  *  *  *  *

IN WITNESS WHEREOF, each party hereto has caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

SELECT COMFORT CORPORATION

By:	/s/ James Raabe
Name:	James Raabe
Title:	Chief Financial Officer

INVESTOR:

STERLING SC INVESTOR, LLC

By: Sterling Capital Partners III, L.P.
Its: Sole Member

By: SC Partners III, L.P.
Its: General Partner

By: Sterling Capital Partners III, LLC
Its: General Partner

By:	/s/ R. Christopher Hoehn-Saric
Name:	R. Christopher Hoehn-Saric
Title:	Senior Managing Director

APPENDIX

CERTAIN DEFINED TERMS

For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, another Person that, directly or indirectly, (i) has a five percent (5%) equity interest in that Person, (ii) has a common ownership with that Person, (iii) controls that Person, (iv) is controlled by that Person or (v) shares common control with that Person; and “control” or “controls” means that a Person has the power, direct or indirect, to conduct or govern the policies of another Person.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the New York City are authorized or required by law to remain closed.

“Capital Lease Obligation” means, as to any Person, any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).

“Company Benefit Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA, including each multiemployer plan within the meaning of Section 3(37) of ERISA, and each other stock purchase, stock option, restricted stock, severance, retention, employment, consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation, employee loan, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement (including any related funding mechanism now in effect or required in the future) whether or not subject to ERISA, whether formal or informal, oral or written, in each case under which any past or present director, officer, employee, consultant or independent contractor of the Company or any of the Subsidiaries has any present or future right to benefits or with respect to which the Company or any of the Subsidiaries has any liability.

“Company Material Adverse Effect” means any event, state of facts, circumstance, development, change or effect that, individually or in the aggregate with all other events, states of fact, circumstances, developments, changes and effects, (i) would materially adversely affect the ability of the Company to consummate the Transactions, or to perform its obligations under any of the Transaction Documents, in a timely manner or (ii) is materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole; provided, however, that a “Company Material Adverse Effect” shall not include any event, state of facts, circumstance, development, change or effect resulting from:  (A) (1) changes in general economic conditions, general securities and financial market conditions, or global or national political relations or conditions, (2) a material worsening of current conditions caused by an act of terrorism or war (whether declared or not declared) occurring after the date of this Agreement or any natural disasters or any national or international calamity affecting the United States, (3) changes in GAAP, (4) changes in laws of

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general applicability or interpretations thereof by any Governmental Entity, except, (x) in the case of any of the foregoing clauses (1), (2), (3) or (4), if such changes or developments have a disproportionate or unique impact on the business, assets, liabilities, condition or results of operations of the Company and the Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company conducts its businesses or (y) in the case of the foregoing clause (2), directly affect the physical properties of the Company and the Subsidiaries; (B) any change in the Company’s stock price or trading volume, in and of itself, or any failure, in and of itself, by the Company to meet revenue or earnings guidance published or otherwise provided to the Investor; (C) actions or omissions of either party hereto taken as expressly required by this Agreement or with the prior written consent of the other party hereto in contemplation of the Transactions; or (D) the public announcement of this Agreement and the Transactions.

“Contract” means any agreement, arrangement, commitment or understanding that would constitute an enforceable contract under, in each case, the Law governing such agreement, arrangement or understanding.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of common stock.

“Existing Credit Facility” means that certain Credit Agreement, dated as of June 9, 2006, by and among the Company and the Lenders, together with all pledge and security agreements, guarantees and other definitive documents and instruments entered into in connection therewith or related thereto, as each of the same have been amended, restated, supplemented or otherwise modified from time to time prior to the date of this Agreement.

“GAAP” means U.S. generally accepted accounting principles.

“Knowledge,” “Knowledge of the Company,” “to the Company’s Knowledge” and similar language means the actual knowledge of any “officer” (as such term is defined in Rule 16a-1 under the 1934 Act) of the Company or of any Subsidiary and the knowledge any such Person would be expected to have after reasonable due diligence and inquiry, or, with respect to the Investor, any similarly situated Person of the Investor or its Affiliates.

“Laws” means all present or future federal, state local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Entity.

“Lenders” means JPMorgan Chase Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, and certain financial institutions signatory to the Existing Credit Facility, including the administrative agent and the syndication agent.

“Lien” means with respect to any asset or property, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a

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Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing).

“Options” means any rights, warrants or options to subscribe for or purchase shares of common stock or Convertible Securities.

“Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a Governmental Entity or any other legal entity.

“Preferred Stock” means the Company’s undesignated preferred stock.

“Securities Laws” means the securities laws (including “Blue Sky” laws), legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of, the securities regulatory authorities (including the SEC) of the United States and any applicable states and other jurisdictions.

“Subsidiary” means any entity in which the Company, directly or indirectly:

(i)            beneficially owns or otherwise holds 10% or more of the equity or similar interests;

(ii)           beneficially owns or otherwise holds or controls 10% or more of the outstanding securities entitled to vote generally in the election of such entity’s directors (or the equivalent thereof);

(iii)          if the entity is a limited partnership, is a general partner;

(iv)          if the entity is a limited liability company, is a manager or managing member; or

(v)           otherwise has the ability or right to control (whether by ownership, contractual right or otherwise) the management and policies of such entity.

“Taxes” means (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, Capital Stock, license, branch, payroll, estimated, withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, (ii)

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any liability for payment of amounts described in clause (i) whether as a result of transferee liability, joint and several liability for being a member of an affiliated, consolidated, combined, unitary or other group for any period, or otherwise by operation of law, and (iii) any liability for the payment of amounts described in clause (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or similar agreements to pay or indemnify any other Person on account of Taxes.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Mutual Release and each of the other agreements or instruments to which the Company is a party or by which it is bound and which is entered into by the parties hereto or thereto in connection with the Transactions.

“Transactions” means the sale and issuance of the Common Shares and the Warrant to the Investor, and the execution and delivery of the Transaction Documents and the consummation by the Company of all of the transactions contemplated therein.

The following terms have the meaning set forth in the referenced Sections set forth below:

Defined Term	Location of Definition
“1933 Act Legend”	Section 2(g)
“1933 Act”	Recitals
“1934 Act”	Section 2(k)
“Acquiring Entity”	Section 1(d)
“Agreement”	Recitals
“Backstop Agreement”	Section 4(e)
“Backstop Term Sheet”	Section 4(e)
“Closing”	Section 1(a)(i)
“Closing Date”	Section 1(a)(i)
“Committee”	Recitals
“Common Shares”	Recitals
“Common Stock Deemed Outstanding”	Section 4(d)
“Common Stock”	Recitals
“Company”	Recitals
“Company Board”	Recitals
“Company Closing Certificate”	Section 1(a)(ii)
“Company Stock Award Plans”	Section 3(c)
“Company Termination Date”	Section 1(a)(ii)
“Company Triggered Closing”	Section 1(a)(ii)
“Confidentiality Agreement”	Section 4(f)(i)
“Covered Investor”	Section 2(f)
“Distribution”	Section 1(d)
“DTC”	Section 2(g)
“Equity Securities”	Section 4(d)
“Exempted Issuances”	Section 4(d)

4

Defined Term	Location of Definition
“Investor”	Recitals
“Investor Closing Notice”	Section 1(a)(i)
“Investor Shares”	Section 4(d)
“Investor Termination Date”	Section 1(a)(i)
“MBCA”	Recitals
“Most Recent 10-Q”	Section 3(g)
“Most Recent Balance Sheet”	Section 3(g)
“Mutual Release”	Recitals
“Outside Date”	Section 6(a)
“Piper”	Section 7(k)
“Pre-Signing Period”	Section 2(k)
“Preemptive Rights Notice”	Section 4(d)
“Principal Market”	Section 3(e)
“Private Offering”	Section 4(d)(i)
“Purchase Price”	Section 1(a)(i)
“Purchase Rights”	Section 1(d)
“Registration Rights Agreement”	Recitals
“Regulation D”	Recitals
“Reporting Period”	Section 4(c)
“Rights Offering”	Section 4(e)
“Rule 13d-3”	Section 4(f)(iii)
“Rule 144”	Section 2(f)
“SEC”	Recitals
“SEC Documents”	Section 3(g)
“Securities”	Recitals
“Share Certificates”	Recitals
“SPA”	Recitals
“Sterling Group”	Section 4(f)(iii)
“Suspension Period”	Section 1(a)(i)
“Warrant”	Recitals
“Warrant Shares”	Recitals

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Exhibit B

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR BONA FIDE FINANCING ARRANGEMENT SECURED BY THE SECURITIES.  THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE LESS THAN THE NUMBER SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(e) HEREOF.

SELECT COMFORT CORPORATION

NON-TRANSFERABLE

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: SC-001	Number of Shares: 2,000,000
Date of Issuance: , 20

Select Comfort Corporation, a Minnesota corporation (the “Company”), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sterling SC Investor, LLC, a Delaware limited liability company, the registered holder hereof, or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant (if required by Section 2(e)), at any time or times on or after the date hereof, but not after 11:59 P.M. New York City time on the Expiration Date (as defined in Section 1(b) below) Two Million (2,000,000) fully paid nonassessable shares of Common Stock (as defined in Section 1(b) below) of the Company (the “Warrant Shares”) at the Warrant Exercise Price (as defined in Section 1(b) below).

Section 1.

(a)                                         Securities Purchase Agreement.  This Warrant was issued pursuant to that certain Securities Purchase Agreement, dated as of even date herewith, between the Company and Sterling SC Investor, LLC (as such agreement may be amended, restated, modified or supplemented and in effect from time to time, the “Purchase Agreement”) or issued in exchange or substitution therefor or replacement thereof.  Each capitalized term used, and not otherwise defined herein, shall have the meaning ascribed thereto in the Purchase Agreement.

(b)                                        Definitions.  The following words and terms as used in this Warrant shall have the following meanings:

(i)                                     “Common Stock” means (i) the Company’s common stock, par value $0.01 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(ii)                                  “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(iii)                               “Expiration Date” means the date that is five (5) years after the Warrant Date (as defined in Section 12) or, if such date does not fall on a Business Day, then the next Business Day.

(iv)                              “Options” means any rights, warrants or options to subscribe for or purchase any Common Stock or Convertible Securities.

(v)                                 “Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities, cash or assets with respect to or in exchange for Common Stock other than payment of cash dividends.

(vi)                              “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

(vii)                           “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of even date herewith, between the Company and Sterling SC Investor, LLC, as such agreement may be amended, restated or modified and in effect from time to time.

(viii)                        “Securities Act” means the Securities Act of 1933, as amended, or any successor thereto.

(ix)                                “Trading Day” means any day on which the Common Stock is traded on the Principal Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade, or actually trades, on such exchange or market for less than 4.5 hours.

(x)                                   “Warrant” means this Warrant and all warrants issued in exchange, transfer or replacement thereof pursuant to the terms of this Warrant.

(xi)                                “Warrant Exercise Price” shall be equal to, with respect to any Warrant Share, $0.01, subject to adjustment as provided in Section 8 of this Warrant.

(xii)                             “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on its Principal Market during the period beginning at 9:30 a.m. New York City time (or such other time as its Principal Market publicly announces is the official open of trading) and ending at 4:00 p.m. New York City time

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(or such other time as its Principal Market publicly announces is the official close of trading) as reported by Bloomberg Financial Markets (or any successor thereto) (“Bloomberg”) through its “Volume at Price” functions, or if the foregoing does not apply, the dollar volume-weighted average price of such security on the OTC Bulletin Board (or successor thereto) during the period beginning at 9:30 a.m. New York City time (or such other time as the OTC Bulletin Board publicly announces is the official open of trading), and ending at 4:00 p.m. New York City time (or such other time as the OTC Bulletin Board publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported on the OTCQX (or successor thereto) or Pink Sheets (or successor thereto) by Pink OTC Markets Inc. (or successor thereto).  If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved by an investment banking firm mutually agreeable to the Holder and the Company.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during any period during which the Weighted Average Price is being determined.

Section 2.                                            Exercise of Warrant.

(a)                                         Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the date hereof and prior to 11:59 P.M. New York City time on the Expiration Date by (i) delivery of a written notice, in the form of the exercise notice attached as Exhibit A hereto (the “Exercise Notice”), of the Holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased and, if such exercise is conditioned upon consummation of any transaction (an “Exercise Trigger Transaction”), such condition to exercise, (ii) (A) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (such product, the “Aggregate Exercise Price”) by check or wire transfer of immediately available funds or (B) notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2(d)), and (iii) if required by Section 2(e), unless the Holder has previously delivered this Warrant to the Company and it or a new replacement Warrant has not yet been delivered to the Holder, the surrender to a common carrier for overnight delivery to the Company as soon as practicable following such date, of this Warrant (or an indemnification undertaking, in customary form, with respect to this Warrant in the case of its loss, theft or destruction pursuant to Section 10); provided, that if such Warrant Shares are to be issued in any name other than that of the Holder, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable.  In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), on the third (3rd) Business Day (the “Warrant Share Delivery Date”) following the date of its receipt of the Exercise Notice, the Aggregate Exercise Price (or notice of Cashless Exercise) and if required by Section 2(e) (unless the Holder has previously delivered this Warrant to the Company and a new or replacement Warrant has not yet been delivered to the Holder), this Warrant (or an indemnification undertaking, in customary form, with respect to this

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Warrant in the case of its loss, theft or destruction pursuant to Section 10) (the “Exercise Delivery Documents”) (or, if the exercise of this Warrant is conditioned upon the consummation of an Exercise Trigger Transaction, on the later of such third (3rd) Business Day and the date of consummation of such Exercise Trigger Transaction), (A) provided that the transfer agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and provided that the Holder is eligible to receive shares through DTC, the Company shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) if not, the Company shall issue and deliver to the address specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.  Upon the latest of (x) the date of delivery of the Exercise Notice, (y) the date of delivery of the Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 2(d), (z) if the exercise of this Warrant is conditioned upon the consummation of an Exercise Trigger Transaction, the date of such consummation, the Holder shall be deemed for all purposes to have become the Holder of record of the Warrant Shares with respect to which this Warrant has been exercised (the date thereof being referred to as the “Deemed Issuance Date”), irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares.

(b)                                        If this Warrant is submitted for exercise, and unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after receipt of this Warrant (the “Warrant Delivery Date”) and at its own expense, issue a new Warrant identical in all respects to this Warrant except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which such Warrant is exercised (together with, in the case of a Cashless Exercise, the number of Warrant Shares surrendered in lieu of payment of the Exercise Price).

(c)                                         No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number (with 0.5 rounded up).

(d)                                        Notwithstanding anything contained herein to the contrary, the Holder may at any time prior to the Expiration Date, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised;

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B= the arithmetic average of the Weighted Average Price of the Common Stock on each of the twenty (20) consecutive Trading Days immediately preceding the date of the delivery of the Exercise Notice; and

C= the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e)                                  Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon exercise of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant to the Company unless it is being exercised for all of the Warrant Shares represented by the Warrant.  The Holder and the Company shall maintain records showing the number of Warrant Shares exercised and issued and the dates of such exercises or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Warrant upon each such exercise.  In the event of any dispute or discrepancy, such records of the Company establishing the number of Warrant Shares to which the Holder is entitled shall be controlling and determinative in the absence of manifest error.  Notwithstanding the foregoing, if this Warrant is exercised as aforesaid, the Holder may not transfer this Warrant unless the Holder first physically surrenders this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant of like tenor, registered as the Holder may request, representing in the aggregate the remaining number of Warrant Shares represented by this Warrant.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercise of any portion of this Warrant, the number of Warrant Shares represented by this Warrant may be less than the number stated on the face hereof.

Section 3.                                            Covenants as to Common Stock.  The Company hereby covenants and agrees as follows:

(a)                                         This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

(b)                                        All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of payment therefor from the Holder (including pursuant to a Cashless Exercise, as applicable), be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(c)                                         During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant.

(d)                                        The Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of

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securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be reasonably requested by the Holder in order to protect the exercise privilege of the Holder against impairment, consistent with the tenor and purpose of this Warrant.  Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

(e)                                         This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

Section 4.                                            Taxes.  The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

Section 5.                                            Warrant Holder Not Deemed a Shareholder.  The holder of this Warrant shall not be entitled to vote, receive dividends (except as provided in Section 9(a) regarding Distributions), or be deemed a holder of stock of the Company (except as provided in Section 9(b) regarding Purchase Rights) for any purpose (other than to the extent that the Holder is deemed to be a beneficial holder of shares under applicable securities laws) or otherwise have any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, or receive dividends or subscription rights, prior to the Deemed Issuance Date of the Warrant Shares that the Holder is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (except to the extent set forth in an Exercise Notice that has been executed by the Holder and delivered to the Company) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Section 6.                                            Representations of Holder.  The Holder, by the acceptance hereof, represents that it is acquiring this Warrant, and upon exercise hereof (other than pursuant to a Cashless Exercise) will acquire the Warrant Shares, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered, or exempted from registration, under the Securities Act; provided, however, that by making the representations herein, the Holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.  The Holder further represents, by acceptance hereof, that, as of this date, the Holder is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.  Each delivery of an Exercise Notice, other than in connection with a Cashless Exercise, shall constitute confirmation at such time by the Holder of the representations concerning the Warrant Shares set forth in the first two sentences of this Section 6, unless contemporaneously with the delivery of such Exercise Notice the Holder notifies the Company in writing that it is not making such representations (a

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“Representation Notice”).  If the Holder delivers a Representation Notice in connection with an exercise, it shall be a condition to the Holder’s exercise of this Warrant and the Company’s obligations set forth in Section 2 in connection with such exercise, that the Company receive such other representations together with an opinion of counsel, in a generally acceptable form, as the Company may reasonably request to assure that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

Section 7.                                            Ownership and Transfer.

(a)                                         The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee.  The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

(b)                                        This Warrant and the rights granted hereunder shall not be assignable by Holder without the prior written consent of the Company.

Section 8.                                            Adjustment of Warrant Exercise Price and Number of Warrant Shares.

(a)                                         Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock.  If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased.  If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased.  Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)                                        Certain Events.  If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions, then the Company’s board of directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant; provided that no such adjustment will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.

(c)                                         Notices.

(i)                                     As soon as reasonably practicable, but in no event later than two (2) Business Days, upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the Holder, setting forth in reasonable detail, and certifying, the

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calculation of such adjustment; provided, however, that neither the timing of giving any such notice nor any failure by the Company to give such a notice shall effect any such adjustment or the effective date thereof.

(ii)                                  The Company will give written notice to the Holder at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(iii)                               The Company will also give written notice to the Holder at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

Section 9.                                            Dividends, Distributions of Assets; Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

(a)                                         If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including any dividend or other distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction), other than rights to purchase and subscription rights that would be granted, issued or sold in any registered rights offering offered to existing shareholders (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to receive such Distribution, and the Company shall make such Distribution to the Holder, exactly as if the Holder had exercised this Warrant in full (and, as a result, had held all of the shares of Common Stock that the Holder would have received upon such exercise) immediately prior to the record date for such Distribution, or if there is no record therefor, immediately prior to the effective date of such Distribution (but without the Holder’s actually having to so exercise this Warrant).

(b)                                        If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of its capital stock, other than rights to purchase and subscription rights that would be granted, issued or sold in any registered rights offering offered to existing shareholders (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

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Section 10.                                      Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, upon receipt from the Holder of an indemnification undertaking, in customary form (or in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 11.                                      Notice.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Select Comfort Corporation

9800 59th Avenue North

Minneapolis, Minnesota 55442

Attention:   President and Chief Executive Officer

Facsimile:   (763) 551-6888

And

Select Comfort Corporation

9800 59th Avenue North

Minneapolis, Minnesota 55442

Attention:   General Counsel and Secretary

Facsimile:   (763) 551-6888

With copy to:

Oppenheimer Wolff Donnelly LLP

Plaza VII, Suite 3300

45 South Seventh Street

Minneapolis, MN  55402-1609

Attention:   Thomas R. Marek

Facsimile:   (612) 607-7100

If to the initial Holder of this Warrant, to it at the address and facsimile number set forth in the Purchase Agreement, with copies to the Holder’s representatives as set forth in the Purchase Agreement, or, in the case of the Holder or any other Person named above, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has

9

specified by written notice to the other party at least five (5) Business Days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 12.                                      Date.  The date of this Warrant is                , 20    (the “Warrant Date”).  This Warrant, in all events, shall be wholly void and of no effect after the earlier to occur of: (i) 11:59 P.M., New York City time, on the Expiration Date, and (ii) an Organic Change.  Notwithstanding any other provisions hereof, the provisions of Section 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

Section 13.                                      Amendment and Waiver.  Except as otherwise provided herein, the provisions of this Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

Section 14.                                      Descriptive Headings; Governing Law.  The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Minnesota, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Minnesota.

Section 15.                                      Expenses.  The Holder and its affiliates and any of their successors, assigns or transferees, shall be solely responsible for any fees and expenses incurred by them in connection with exercising their rights under this Warrant.

Section 16.                                      Rules of Construction.  Unless the context otherwise requires, (a) all references to Articles, Sections, Schedules or Exhibits are to Articles, Sections, Schedules or Exhibits contained in or attached to this Warrant, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (c) the use of the word “including” in this Warrant shall be by way of example rather than limitation.

Section 17.                                      Signatures.  In the event that any signature to this Warrant or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.  Notwithstanding the foregoing, the Company shall be obligated to deliver to the Holder an originally executed Warrant.  No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a

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signature to this Warrant or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the date first set forth above.

SELECT COMFORT CORPORATION

By:
Name:
Title:

Signature Page to Warrant

EXHIBIT A TO WARRANT

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

SELECT COMFORT CORPORATION

The undersigned holder hereby exercises the right to purchase                            of the shares of Common Stock (“Warrant Shares”) of SELECT COMFORT CORPORATION, a Minnesota corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Warrant Exercise Price.  The holder intends that payment of the Warrant Exercise Price shall be made as:

☐                            a “Cash Exercise” with respect to                            Warrant Shares; and/or

☐                            a “Cashless Exercise” with respect to                            Warrant Shares.

2.  Payment of Warrant Exercise Price.  In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                           to the Company in accordance with the terms of the Warrant.

3.  Exercise Notice Not Conclusive.  The exercise of the Warrant is conditioned upon the consummation of the following Exercise Trigger Transaction:                                                 *

4.  Delivery of Warrant Shares.  The Company shall deliver                            Warrant Shares arising from this Exercise Notice in accordance with the terms of the Warrant in the following name and to the following address:

Issue to:

Facsimile Number:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number  (if electronic book entry transfer):

Date:                                ,

Name of Registered Holder

By:
Name:
Title:

* No such condition applies if left blank

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                           , 200   from the Company and acknowledged and agreed to by [TRANSFER-AGENT].

SELECT COMFORT CORPORATION

By:
Name:
Title:

EXHIBIT B TO WARRANT

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to                           , Federal Identification No.                  , a warrant to purchase                            shares of the capital stock of Select Comfort Corporation, a Minnesota corporation, represented by warrant certificate no.             , standing in the name of the undersigned on the books of said corporation.  The undersigned does hereby irrevocably constitute and appoint                           , attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:                            , 200

Name:
Title:

Exhibit E

FORM OF CLOSING NOTICE

Sterling SC Investor, LLC

1033 Skokie Boulevard, Suite 600

Northbrook, Illinois 60062

(847) 480-4000

[INSERT DATE]

Select Comfort Corporation

9800 59th Avenue North

Minneapolis, Minnesota 55442

Attention:  William McLaughlin

Re:  Notice of Closing

Ladies and Gentlemen,

Reference is made to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of October [    ], 2009, by and between Select Comfort Corporation (the “Company”) and Sterling SC Investor, LLC (the “Investor”).  Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to them in the Purchase Agreement.

Pursuant to, and in accordance with, Section 1(a) of the Purchase Agreement, the Investor hereby elects to purchase from the Company the Common Shares and the Warrant on [INSERT DATE THAT IS NO LESS THAN FIVE BUSINESS DAYS FROM THE DATE OF THE INVESTOR CLOSING NOTICE], which date, for purposes of the Purchase Agreement, shall be the Closing Date.  This written notice is and shall serve, for purposes of the Purchase Agreement, as the Investor Closing Notice.

Payment of the Purchase Price shall be made by wire transfer to the following account, unless otherwise instructed by the Company in writing at least two (2) Business Days prior to the Closing Date:

[Subject to revision or updating upon instruction of Company]

The Investor hereby requests that the Company deliver the Common Shares in accordance with the terms of the Purchase Agreement in the following name and to the following address:

Issue to:

Facsimile Number:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number  (if electronic book entry transfer):

Further, the Investor hereby requests that the Company issue the Warrant, in the name of [INSERT NAME OF THE INVESTOR OR ITS DESIGNEE], representing the right to purchase the Warrant Shares, and deliver the Warrant to the following address:                                                                       .

STERLING SC INVESTOR, LLC

By:
Name:
Title:

cc:	Mark Kimball, Select Comfort Corporation
Thomas R. Marek, Oppenheimer Wolff Donnelly LLP

Exhibit F

INDICATIVE TERM SHEET

FOR DISCUSSION PURPOSES ONLY

This Indicative Term Sheet (the “Term Sheet”) sets out a summary of the principal terms in connection with a proposed Standby Purchase Agreement (the “Backstop Agreement”) to be entered into between one or more investment funds affiliated with Sterling Partners (“Sterling”) and Select Comfort Corporation (the “Company”) in connection with Sterling’s backstop of a rights offering to the shareholders of the Company (the “Rights Offering”).

The Term Sheet does not purport to summarize all the conditions, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation for the Backstop Agreement.

RIGHTS OFFERING

Description:

Distribution to shareholders of the Company of subscription rights to subscribe for and purchase shares of the Company’s common stock (“Common Stock”) having an anticipated aggregate purchase price of up to $15 million. For the avoidance of doubt, Sterling, and each of its affiliates, including the Investor (as defined below), may participate in the Rights Offering with respect to shares of issued and outstanding Common Stock (as defined in the Securities Purchase Agreement (the “SPA”), by and between the Company and Sterling SC Investor, LLC (the “Investor”), entered into in connection with the Investor’s $10 million investment in the Company) beneficially owned by such person.

Over-Subscription Privilege:

Shareholders of the Company, participating in the Rights Offering shall be permitted to subscribe for and purchase, on a pro rata basis, shares not subscribed for by other shareholders of the Company (the “Oversubscription Right”).

Backstop Commitment:

Upon the request of the Company, Sterling shall purchase from the Company, at a price per share of Common Stock equal to the subscription price in the Rights Offering, a number of shares of Common Stock equal to the result of (a) the aggregate number of shares of Common Stock offered in the Rights Offering, minus (b) the number of shares of Common Stock subscribed for and purchased pursuant to the Rights Offering (after giving effect to the oversubscription privilege exercised by all shareholders), provided that the Rights Offering is completed on or before the date that is six (6) months after the closing date of the SPA , and the subscription price per share of Common Stock in the Rights Offering is less than or equal to the lesser of (a) $5.00 per share, and (b) 80% of the dollar volume-weighted average price for the Common Stock on the NASDAQ Global Select Market for the twenty (20) consecutive trading days ending on the trading day immediately preceding the date the Rights Offering is priced (the “Backstop Commitment”). The parties agree to negotiate in good faith and use commercially reasonable efforts to enter into a definitive Backstop Agreement. Sterling’s obligation to perform under the Backstop

Commitment shall be subject to the satisfaction of customary terms and conditions set forth in the Backstop Agreement. In no event shall the Backstop Commitment exceed $5 million and it shall be reduced, dollar for dollar, by the amount for which Sterling has participated in the Rights Offering.

Registration Rights:

The Company will use commercially reasonable efforts to provide Sterling with customary registration rights to resell those shares of the Company acquired pursuant to the Backstop Commitment.  Notwithstanding the foregoing, the Company will not be required to register such shares if the registration would require shareholder approval under the rules of NASDAQ, or any other applicable law, rule or regulation.

Conditions:	The Backstop Agreement will contain customary representations, warranties, conditions, covenants and indemnity provisions.

Expenses:	The Company willreimburse Sterling for up to $30,000 of reasonable, actual, out-of-pocket expenses incurred by Sterling in connection with its participation in the Rights Offering.

Information:	The Company will use commercially reasonable efforts to inform Sterling about the progress and aggregate participation levels in the Rights Offering during the offering period.

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